Exhibit 99.1

June 2019 London Investor Meetings

Table of Contents The Latest News Investments Key Themes & Topics (w/ Capital Management) 2-8 Investment Strategy 93 Management Changes 9-11 Q1 2019 Net Investment Result 94 Corporate Update / Overview 12-15 PRA Performance vs. Benchmark 95 Capital Management (Expanded) 16-21 Detailed Breakout of Investments 96-101 Operating & Financial Performance 22-30 Tax Credits 102 ROE, Leverage, & Stock Performance 31-35 Safe Harbor & Non-GAAP Notices 103 Segment-Specific Discussion Specialty P&C Operating Highlights 36-44 Additional Historical Information 104-111 Specialty P&C Strategic Update 45-60 Workers' Compensation Operating Highlights 61-70 Workers' Compensation Strategic Update 71-73 Segregated Portfolio Cell Operating Highlights 74-80 Segregated Portfolio Cell Strategic Update 81-85 Lloyd's Operating Highlights 86-88 Lloyd's Investment Thesis & Strategic Review 89-91

Topics of Importance and Key Themes June 2019

Key Update: Dividends and Capital Management Special dividend of $0.50/share paid on January 9, 2019 Special dividend of $4.69/per common share paid in 2018 and 2017 Regular quarterly dividends of $0.31/per common share Dividends declared in 2018 and 2017 returned $317 million of capital to shareholders in each year Balancing our proven dedication to effective capital management with the desire to retain capital to pursue business opportunities and potential transactions that may emerge

Key Update: Positives in Q1 2019 *Some InovaRe business included in HCPL †Includes alternative markets Continued Top Line Growth Gross Premiums Written of $279.8 million Increase of 15.1% from Q1 2018. 3rd of previous 4 quarters to top 10% growth Q-o-Q Renewal Pricing Momentum Continues in Specialty P&C Despite Competition Facilities up 13%, Physicians up 4% Other Healthcare providers up 4%, Medical technology up 2% Strong Renewal Retention in all Lines of Business Physicians: 91% Workers’ Comp Ins: 87% Segregated Portfolio Cell Reinsurance (SPCR): 97% $28.4 Million of New Business Written in the Quarter $20.9 million in Specialty Property & Casualty* $7.5 million in Workers’ Compensation Insurance† Realized Net Investment Gains of $36.6 Million Due primarily to equity market performance These gains recover most of the dramatic mark-to-market declines late in 2018

Key Update: Major Topics for Q1 2019 Combined Ratio of 106.3% Consolidated Net Loss Ratio: 76.8% (+7.5%) Consolidated Underwriting Expense Ratio: 29.5% (-1.1%) Operating Profit for the Quarter Non-GAAP Operating Income: $4.16 million, $0.08 per share (-80.0% Q-o-Q) Net Favorable Development of $10.3 million Down from $22.8 million in 2018 (-54.8% Q-o-Q) Reserve development continues to be impacted by perceived worsening loss trends in the broader medical professional liability industry “Our continued concern about the broad loss trends in healthcare professional liability continue to have a major impact on operating results. Our analysis of these trends influences our current accident year loss picks, which continue to rise, and leads us to increased conservatism in our analysis of prior period reserve development, both of which have a significant negative effect on the operating results of our largest operating segment, Specialty P&C.” – Stan Starnes, Chairman & CEO

Key Update: Confronting the Challenges Ahead Continued review of our Lloyd’s Investment Increase profitability Reduce volatility Assess our degree of participation Profitable growth Increasing market discipline allows us to add new HCPL business at higher rates Specialization in profitable markets and businesses provides an avenue for growth in Workers’ Compensation Maintaining caution as loss trends worsen in HCPL Trends are not yet evident in our paid losses, but our caution is prompted by the general industry outlook Increasing current accident year loss picks to protect insureds, investors, and our balance sheet for the long-term Balancing competing capital needs Emerging business opportunities could allow us to deploy capital profitably in the markets Developing loss trends could require us to hold more capital

Key Update: The Current State of the Markets We Serve Healthcare Professional Liability Signs of increasing severity and greater scrutiny from regulators and rating agencies should bring rationality back to the market Likely to provide new growth opportunities as weakness among smaller, less capable/experienced competitors produces a flight to quality Workers’ Compensation Insurance Expanding economy and specialization fueling business gains and offsetting business lost to price competition Increased claims severity and frequency as strong economy results in the hiring of less experienced workers Pricing pressure will cause multi-line carriers to scale back results Lloyd’s Syndicates Regulators are focused on excess capital and prudent business plans Some signs of pricing improvement in recent renewal rounds

Key Themes Long Term Success Consistent & disciplined focus on profitability Demonstrated track record of value creation for shareholders Proven Strategy World class knowledge & expertise Superior brand identity and reputation in the market Broad range of coverages address every significant need in our target markets Strong claims advocacy continues to differentiate PRA Forward Thinking Successfully adapting to serve evolving risks through new distribution partners Coverages that span the broad spectrum of healthcare and related risks Dedicated to creating long-term value

Management Changes June 2019

Changes in Leadership* *All except CEO change were effective May 13th Ned Rand will become CEO effective July 1, 2019 Stan Starnes to become Executive Chairman of the Board Howard Friedman has retired from his role as President of Healthcare Professional Liability Will remain with ProAssurance focusing on the actuarial function Mike Boguski has become President of ProAssurance Specialty P&C Includes all professional and product liability operations Kevin Shook has become President of Eastern Alliance Ken McEwen has assumed leadership of the IR function with the retirement of Frank O’Neil

Corporate Leadership Structure as of May 13th

Corporate Update June 2019

ProAssurance Corporate Profile

PROASSURANCE.
Treated Fairly

- Healthcare-centric specialty insurance writer
  - Healthcare Professional Liability (HCPL)
    - Largest public company writing predominantly HCPL
  - Life sciences and medical device liability
  - Workers' compensation
  - Legal professional liability
  - Alternative risk transfer (ART)
- Market Cap: $2.02 billion
- Shareholders' Equity: $1.56 billion
- Total Assets: $4.7 billion
- Claims-Paying Ratings
  - A.M. Best: "A+" (Superior)
  - Fitch: "A" (Strong)
- 40 locations in three countries
  - 984 employees
- Writing in 50 states & DC
- Emerging international business via Lloyd's

Business Unit	Principal Offices	Employees	Lines of Business
HCPL	18	451	Healthcare Professional Liability
PRA Corporate	1	114	Corporate functions (Accounting, Legal, etc.)
PICA	1	86	Professional Liability for Podiatry & Chiropractic
Eastern	7	273	Workers' Compensation Captive Facilities (all lines)
Medmarc	2	57	Products Liability Legal Professional Liability
PRA Risk Solutions	1	3	Alternative Risk Transfer


Lloyds
Underwriting Offices
Claims Offices
Claims/Underwriting Offices
Corporate Headquarters
Cayman Islands

Data as of 3/31/19 except market cap which is 5/31/19

London Investor Meetings | June 2019
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All Data as of 3/31/2019, subject to rounding Premiums, Policyholders & Distribution for Q1 2019 YTD Policyholder Count: 79,347 YTD 2019 Gross Premium: $279.8 mln Premium Allocated by Line Does Not Reflect Inter-Segment Eliminations Subject to Rounding Our Distribution Sources HCPL LPL Life Sciences Workers’ Comp Agent/Broker 77% 100% 100% 100% Direct 23% -- -- -- Physicians & Dentists 58% Ancillary Healthcare 8% Life Sciences & Medical Tech 2% Hospitals & Facilities 2% Attorneys 13% Segregated Portfolio Cells Reinsurance 3% Workers' Compensation 14% Specialty P&C 54% Workers' Comp 39% Specialty P&C 83% Workers' Comp 17% Physicians & Dentists 38% Ancillary 2 % Life Sciences 2% Hospitals & Facilities 7% Attorneys 3 % Segregated Portfolio Cell Reinsurance 11% Workers' Compensation 28% Lloyd's 8% Other <1%

ProAssurance Brand Profile Specialty P&C Healthcare Professional Liability Workers’ Comp Alternative Risk Transfer Medical Technology & Life Sciences Products Liability Legal Professional Liability

Additional Capital Management Discussion Points June 2019

Superb Track Record of Capital Management

ProAssurance. Treated Fairly

A look at the last ten years…

- Successfully expanded PRA to meet new challenges of an evolving insurance market
- $2.0 billion returned to shareholders through share repurchase and dividends since 2009*
  - Share repurchase balances share price vs. book value/share
  - $110 mln authorized for buybacks at 3/31/2019
  - Regular quarterly dividend is $0.31/share
  - Special dividend of $0.50/share paid on 1/9/19
- $754 million deployed in transformative strategic acquisitions since 2009

At 5/31/19 | $ in 000's

Year	Dividends Declared†		Share Repurchase	Strategic Acquisitions	Total
	Special	Regular			
2009	–	–	52,045	$ 137,800	189,845
2010	–	–	106,347	233,000	339,347
2011	–	$ 15,269	21,013	–	36,282
2012	$ 154,055	38,411	–	24,000	216,466
2013	–	64,777	32,454	153,700	250,931
2014	150,685	69,779	222,360	205,244	648,068
2015	53,013	66,843	169,793	–	289,649
2016	249,188	65,841	2,106	–	317,135
2017	250,720	66,170	–	–	316,890
2018	26,819	67,495	–	–	94,314
2019	–	33,320	–	–	33,320
	$ 884,480	$ 487,905	$ 606,118	$ 753,744	$ 2,732,247
	$1,978,503				

†Calculations regarding dividends declared but not yet paid and capital returned to shareholders utilize outstanding shares at April 25, 2019 as reported in the ProAssurance Q1 2019 10Q. Actual amounts may vary slightly.

*Capital Returned is all declared dividends + share buybacks

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Capital and Liquidity Decisions All decisions must recognize that we hold significant capital at the subsidiary level to maintain operating company ratings and satisfy regulatory requirements. Dividends from subsidiaries to the holding company are our primary source of liquidity and are paid as allowed given rating and regulatory constraints. Starting Point & Capital Required capital for operating subsidiaries Liquidity Accepted operating expenses Add & Capital Potential opportunities for organic growth and strategic M&A Liquidity Amounts needed for quarterly dividends and debt service Share repurchase at prices with a reasonable payback period Special dividend Decreasing tax efficiency Options for deploying remaining capital Recurring regular dividend

Key Source of Capital: Subsidiary Dividends to Corporate Subsidiary Dividend History (in Millions) 2019 ORDINARY Dividend Capacity $128 Million Ordinary dividends are permitted without regulatory pre-approval Amounts and criteria vary by domiciliary state Extraordinary dividends require regulatory approval Subsidiary capital requirements play a major role Subsidiary dividends are our primary source of liquidity $130 $160 $144 $149 $229 $48 $200 $150 $162 $56 $178 $360 $294 $311 $285 2018 2017 2016 2015 2014 Ordinary Extraordinary

Capital Management Priorities “A+” Rating Threshold The manner in which capital is used has an effect on financial ratings Excess Capital vs. Excess Capacity Conceptual Model of Projected A. M. Best BCAR Scores if Increase Premium Reduce Surplus

* Equity shown in millions; all other data shown in thousands Capital Growth: 2009 – Q1 2019 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q1 2019 Beginning Equity* $ 1,424 $ 1,705 $ 1,856 $ 2,164 $ 2,271 $ 2,394 $ 2,158 $ 1,958 $ 1,799 $ 1,595 $ 1,523 Cumulative-effect adjustments ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ $ 149 $ 8,334 $ (444) Stock Issued ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ ̶ Employee Stock Transactions $ 7,205 $ 6,147 $ 6,167 $ 7,780 $ 9,261 $ 11,246 $ 8,221 $ 12,857 $ 8,058 $ 2,368 $ (1,218) Earnings $ 222,026 $ 231,598 $ 287,096 $ 275,470 $ 297,523 $ 196,565 $ 116,197 $ 151,081 $ 107,264 $ 47,057 $ 31,650 Dividends ̶ ̶ $ (15,269) $ (192,466) $ (64,777) $ (220,464) $ (119,866) $ (315,028) $ (316,890) $ (94,314) $ (16,660) Treasury Stock $ (46,884) $ (106,347) $ (20,317) ̶ $ (32,054) $ (222,360) $ (169,793) $ (2,106) ̶ ̶ ̶ Unrealized G/L $ 98,663 $ 19,870 $ 50,913 $ 15,343 $ (85,719) $ (1,457) $ (34,349) $ (6,456) $ (2,488) $ (35,238) $ (25,566) Total Equity* $ 1,705 $ 1,856 $ 2,164 $ 2,271 $ 2,394 $ 2,158 $ 1,958 $ 1,799 $ 1,595 $ 1,523 $ 1,562

June 2019 Financial / Operating Performance

Income Statement Highlights (3/31/19) Strong results from a focused strategy Three Months Ended Twelve Months Ended March 31 2019 2018 2018 2017 Gross Premiums Written $ 279.8 $ 243.0 $ 957.3 $ 874.9 Net Premiums Earned $ 208.1 $ 187.2 Net Investment Result $ 22.0 $ 23.7 $ 100.8 $ 103.7 Net Realized Investment Gains (Losses) $ 36.6 $ (12.5) Total Revenues $ 268.9 $ 201.0 $ 886.0 $ 866.1 Net Losses and Loss Adjustment Expenses $ 159.8 $ 129.8 $ 593.2 $ 469.2 Underwriting, Policy Acquisition & Operating Expenses $ 61.4 $ 57.4 $ 238.6 $ 235.8 Net Income (Loss) (Includes Realized Investment Gains & Losses) $ 31.7 $ 11.9 $ 47.1 $ 107.3 Non-GAAP Operating Income $ 4.2 $ 21.5 $ 79.5 $ 108.5 Non-GAAP Operating Income per Diluted Share $ 0.08 $ 0.40 $ 1.48 $ 2.02 In millions, except per share data

Corporate Segment Financial Highlights (3/31/19) Three Months Ended Twelve Months Ended March 31 2019 2018 2018 2017 Net investment income $ 21.4 $ 20.9 $ 87.0 $ 92.9 Equity in earnings (loss) of unconsolidated subsidiaries $ (0.8) $ 1.6 $ 8.9 $ 8.0 Net realized investment gains (losses) $ 34.3 $ (12.0) $ (39.9) $ 12.4 Total Revenues $ 55.8 $ 11.5 Operating expenses $ 4.6 $ 4.7 $ 18.8 $ 29.3 Interest expense $ 4.3 $ 3.7 $ 16.2 $ 16.8 Income tax expense / (benefit) $ 6.7 $ (3.4) $ (17.7) $ 21.9 Segment operating result $ 40.2 $ 6.6 $ 42.3 $ 48.1 In millions

Operational Results / Long-Term Profitability Combined ratio average 2009 – Q1 2019: 80.5% Operating ratio average 2009 – Q1 2019: 60.9% Combined Ratio and Operating Ratio History 69.1% 68.0% 52.5% 57.3% 70.6% 82.1% 90.5% 91.4% 95.4% 101.5% 106.3% 38.8% 39.8% 27.6% 32.6% 46.1% 64.2% 74.8% 77.8% 82.4% 90.3% 95.3% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q1 2019 Combined Ratio Operating Ratio

Disciplined Approach to Reserves Recognizing loss trends as they appear No change in reserving philosophy or process $ in millions *Subject to rounding 15-Year Reserve Development History by Quarter by Year HCPL Predominating 2004 — Q1 2019 $20 $19 $25 $40 $48 $53 $48 $34 $29 $29 $23 $31 $37 $38 $50 $60 $39 $42 $35 $37 $29 $23 $30 $43 $33 $52 $50 $49 $43 $36 $29 $32 $22 $104 $108 $138 $184 $114 $82 $49 $56 $49 $44 $25 $17 $23 $36 $105 $185 $207 $234 $326 $272 $223 $182 $161 $144 $134 $92* $10 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Q4 Q3 Q2 Q1

3/31/19 Subject to Rounding Inside ProAssurance’s Income Statement (3/31/19) Net Premiums Earned 77.4% Net Investment Income 8.5% Net Realized Investment Gains (Losses) 13.6% Other 0.5% Net Losses and Loss Adjustment Expenses 59.4% Underwriting, Policy Acquisitions, Operating, SPC Dividend, and Interest Expenses 26.2% Provision for Income Taxes 2.6% Net Income 11.8% Revenues: $269 mln Expenses: $230 mln Tax Benefit: $7 mln Net Income: $32 mln

Ceded Premiums Written (3/31/19)

	Specialty P&C											
	HCPL[2] including Podiatry		Products		Lawyers		Workers' Compensation Insurance[1]		Segregated Portfolio Cell Reinsurance		Lloyd's[3]	
	3/31/19	3/31/18	3/31/19	3/31/18	3/31/19	3/31/18	3/31/19	3/31/18	3/31/19	3/31/18	3/31/19	3/31/18
Gross written premium	$ 150.9	$ 124.5	$ 7.3	$ 8.2	$ 8.2	$ 7.9	$ 89.4	$ 91.7	$ 36.4	$ 32.3	$ 23.6	$ 12.4
Ceded premiums	22.1	17.9	2.5	2.8	0.9	0.9	37.9	36.2	3.7	3.4	2.6	0.5
Net written premium	$128.8	$106.6	$4.8	$5.4	$7.3	$7.0	$51.5	$55.5	$32.7	$28.9	$21.0	$11.9
Ceded Premium Components												
Primary reinsurance arrangement, current accident year	$6.4	$5.6	$2.5	$2.8	$0.9	$0.9	$3.4	$2.9	$3.7	$3.4	$—	$—
All other reinsurance arrangements	15.7	14.3	—	—	—	—	34.6	32.6	—	—	2.6	0.5
Ceded premiums, current accident year	22.1	19.9	2.5	2.8	0.9	0.9	38.0	35.5	3.7	3.4	2.6	0.5
Reduction in premiums owed under reinsurance agreements	—	(2.0)	—	—	—	—	(0.1)	0.7	—	—	—	—
Total ceded premiums	$ 22.1	$ 17.9	$ 2.5	$ 2.8	$ 0.9	$ 0.9	$ 37.9	$ 36.2	$ 3.7	$ 3.4	$ 2.6	$ 0.5
Ceded premiums ratio, current accident year	14.6%	15.9%	34.4%	34.6 %	10.8 %	11.8%	42.5%	38.7 %	10.2%	10.5%	11.0%	4.0%

Subject to rounding

(1) All other reinsurance arrangements primarily represent alternative market business ceded under a 100% quota share reinsurance agreement, net of a ceding commission, to SPCs in our Segregated Portfolio Cell Reinsurance segment.

(2) All other reinsurance arrangements includes alternative market premium, net of reinsurance, which all or a portion of the premium is ceded to certain SPCs in our Segregated Portfolio Cell Reinsurance segment.

(3) All Lloyd's reinsurance premium is shown in the "all other reinsurance arrangements" line.

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Balance Sheet Highlights Maintaining the financial strength required to keep our insurance promise and creating value for our shareholders Mar 31, 2019 2018 2017 2016 2015 2014 Shareholders’ Equity $1.6 $1.5 $1.6 $1.8 $2.0 $2.2 Total Investments $3.4 $3.3 $3.7 $3.9 $3.7 $4.0 Total Assets $4.7 $4.6 $4.9 $5.1 $4.9 $5.2 Total Policy Liabilities $2.7 $2.6 $2.5 $2.4 $2.4 $2.4 Book Value per Share $29.06 $28.39 $29.83 $33.78 $36.88 $38.17 In billions, except Book Value per share 2014 – Q1 2019 $1.5 bln Returned to Shareholders Through Dividends and Share Repurchase As of 5/31/19, we have paid a total of $24.44/share in regular and special dividends since 2011. Extensive capital management activities have reduced book vale per share while increasing shareholder return Shareholders’ Equity: 24% Increase (2007 – Q1 2019) $1.26 $1.42 $1.70 $1.86 $2.16 $2.27 $2.39 $2.16 $1.96 $1.80 $1.59 $1.52 $1.56 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019

Inside ProAssurance’s Balance Sheet (3/31/2019) Cash & Investments 73.9% Insurance Receivables 15.1% Goodwill & Intangible Assets 6.1% Other Assets 4.9% Loss Reserves 45.8% Reinsurance Payable & Other Liabilities 11.4% Unearned Premiums 9.7% Other Equity - 0.5% Retained Earnings 33.6% Assets: $4.7 bln Liabilities: $3.1 bln Equity: $1.6 bln 3/31/19 Subject to Rounding

Shareholder Return & ROE June 2019

Book Value per Share History to March 31, 2019 Growth in Book Value + Dividends Since Inception (Sep 1991) Cumulative: 2,808% / CAGR: 13% Initial dividend declared in Q4 2011 $1.84 $3.14 $4.28 $5.79 $6.96 $8.01 $9.39 $12.30 $19.35 $26.30 $35.67 $43.56 $47.41 Q1, 2019 $ 53.50 $36.85 $38.17 $33.78 Q1, 2019 $29.06 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 BV + Dividends Book Value 2016 and 2017 each includes a $4.69/share special dividend 2018 includes a $0.50/share special dividend

$289 million debt at 3/31/19 $250.0 million 10-year notes due 11/15/2023 5.30% Coupon $39 million in office building mortgages $250 million revolving credit facility No outstanding borrowings ProAssurance Leverage Update Ten-Year Premiums to Equity Ten-Year Debt to Capital Moving closer to our minimum target of 0.75:1 Committed to enhancing shareholder value through effective capital management Retaining capital needed for an eventual market turn and M&A Financial Leverage Operating Leverage *2019 Premiums are annualized 3% 3% 2% 5% 9% 10% 15% 20% 21% 16% 16% $- $0.8 $1.6 $2.4 2019 2018 2017 2016 2015 2014 2013 2012 2011 2010 2009 $ in billions Debt Capital Debt to Capital 0.3 0.3 0.3 0.2 0.2 0.4 0.4 0.5 0.5 0.5 0.6 $- $0.8 $1.6 $2.4 Q1 2019* 2018 2017 2016 2015 2014 2013 2012 2011 2010 2009 $ in billions Net Premiums Written Equity Premiums to Surplus

*https://www.treasury.gov/resource-center/data-chart-center/interest-rates/Pages/TextView.aspx?data=yield Return on Equity & Future Goals ROE target is seven points above the ten-year Treasury rate (risk-free rate) Ten year treasury rate was 2.14% at 5/31/2019*, implying a revised ROE Target of approximately 9.1% Prior long-term return target of 12%-14% is unrealistic in the current interest rate environment Decrease in 2018 due primarily to decline in equity trading portfolio, while increase in YTD 2019 due primarily to its recovery. Both in line with broader market performance. Each line of business retains a pricing target of 13% ROE on allocated capital 2018 Return on Equity: 3.0% YTD 2019 Return on Equity: 8.2%

Total Return & Stock Price Reflects all stock splits and includes all dividends in the year declared. Source: SNL Scorecard at 5/31/2019 Total Return CAGR Since Inception (Sep 1991) 2229% 12% Ten Year (5/31/09 – 5/31/19) 169% 10% Five Year (5/31/14 – 5/31/19) 21% 4% YTD 2019 -5% Stock Price Total Return Scorecard at 5/31/2019 Price Change CAGR Since Inception (Sep 1991) 1335% 10% Ten Year (5/31/09 – 5/31/19) 66% 5% Five Year (5/31/14 – 5/31/19) -17% -4% YTD 2019 -5% $2.62 $4.77 $6.59 $15.74 $8.79 $16.08 $24.32 $27.46 $26.86 $39.91 $48.48 $57.05 $57.15 5/31/19: $37.52 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 52% 88% 160% 521% 236% 534% 884% 983% 959% 1484% 2012% 2987% 3270% 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 5/31/19: 2229.9%

Segment Highlights Specialty P&C, June 2019

Current Accident Year Net Loss Ratio 93.1% 90.6% 93.8% 89.9% Effect of Prior Accident Year Reserve Development (6.3%) (17.9%) (15.6%) (26.5%) Net Loss Ratio 86.8% 72.7% 78.2% 63.4% Underwriting Expense Ratio 23.9% 24.3% 22.9% 24.0% Combined Ratio 110.7% 97.0% 101.1% 87.4% Specialty P&C Financial Highlights (3/31/19) Three Months Ended Twelve Months Ended March 31 2019 2018 2018 2017 Gross Premiums Written $ 166.4 $ 140.5 $ 577.2 $ 549.3 Net Premiums Earned $ 124.1 $ 114.9 $ 491.8 $ 449.8 Total Revenues $ 125.3 $ 116.2 $ 497.6 $ 455.5 Net Losses & Loss Adjustment Expenses $ 107.7 $ 83.5 $ 384.4 $ 285.3 Underwriting, Policy Acquisition & Operating Expenses $ 29.6 $ 28.0 $ 112.4 $ 108.0 Segment Operating Result $ (12.0) $ 4.7 $ 0.8 $ 57.1 In millions, except ratios

Q1 2019 Specialty P&C Gross Written Premium



ProAssurance.



Physician 12-mo
Physician 24-mo
$114.4
$6.6
$107.8
$96.1
$8.3
$87.8
Q1 2019
Q1 2018



$ in millions
Q1 2019
Q1 2018
$22.2
$15.1
$10.0
$9.0
$8.1
$7.8
$4.6
$4.5
$7.2
$8.1
Healthcare facilities
Other healthcare providers
Legal professionals
Tail & other professional liability
Medical Technology

- Total Gross Written Premiums increased $25.9M (18.4%) from $140.5M to $166.4M
  - Physician increase is due to new business of $14.4M, timing differences and, to a lesser extent, an increase in assumed business, partially offset by retention losses (91%)
  - Facilities increase is due to new business of $4.3M, timing differences and to a lesser extent, an increase in exposure related to a few alternative market policies, partially offset by retention losses (71%) primarily attributable to one lost policy due to price competition. Pricing up 13% in healthcare facilities.
  - Other healthcare providers increase is due to new business of $0.4M partially offset by retention losses (89%)
  - Lawyers increase is due to new business of $0.9M largely offset by retention losses (89%)
  - Medical & life sciences products liability is down due to retention losses (80%) partially offset by new business of $0.9M and higher premium rates on renewal business

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Strong Retention Despite Competition Retention gains are holding Continued underwriting vigilance is being used today to ensure future success Market share is important, but NOT as important as profitability We emphasize adequate pricing over retention Year-over-Year Premium Retention – Physicians Trailing Four Quarters’ Premium Retention – Physicians 90% 90% 89% 90% 89% 89% 89% 88% 90% 90% 91% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q1'19 90% 89% 88% 91% Q2 18 Q3 18 Q4 18 Q1 19

Physician Liability Pricing Trend PICA excluded to facilitate accurate comparisons over time March 31, 2019 Accelerating changes on renewed business MD/DO Charged Rate History 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q1 2019 Annual 23% 28% 28% 19% 11% 3% -2% -6% -4% -2% -2% 0% -1% 0% 0% 0% 1% 3% 4.5% Cumulative 23% 57% 101% 139% 165% 173% 168% 152% 142% 137% 132% 132% 130% 131% 131% 131% 132% 135% 140% -10% 30% 70% 110% 150%

Annual Premium for a $1M / $3M Policy Filed or Approved at 3/31/19 Key State Rate Comparison Birmingham Indianapolis Denver Dallas St Louis Atlanta Cleveland Detroit New York, NY Miami Washington Chicago Family Practice (No Surgery) $7,484 $9,351 $11,100 $11,345 $17,960 $19,320 $20,593 $28,263 $23,216 $25,549 $24,010 $40,865 Anesthesiology 17,422 12,706 14,948 14,024 20,087 34,072 30,212 28,263 $31,703 31,757 30,402 50,621 Plastic Surgery 26,774 32,961 29,057 22,059 51,996 65,419 58,343 83,268 $68,481 56,586 83,672 118,909 General Surgery 30,515 39,351 36,752 35,452 60,505 65,419 63,031 108,020 $85,456 93,830 73,018 118,909 Orthopedic Surgery w/Spine 37,997 41,349 41,883 40,809 64,759 74,638 72,408 97,019 $91,114 87,623 99,652 157,930 Obstetrics 41,737 51,459 49,578 38,131 86,032 93,078 95,851 108,020 $113,747 124,867 147,595 177,441 $0 $25,000 $50,000 $75,000 $100,000 $125,000 $150,000 $175,000

Source: 2013-2017, Statutory Basis, A.M. Best Aggregates & Averages The Bottom Line Benefits of Strong Defense Our ability and willingness to defend claims allows us to achieve better results ProAssurance Stand Alone Five-Year Average Loss Ratio (2013-2017 / Calendar Year) ProAssurance vs. Industry Five-Year Average Loss Ratio (2013-2017) subject to rounding On average, 18 points better than the industry TOTAL LOSS RATIO Incurred Loss Adjustment Expenses as a Percentage of Premium Incurred Losses as a Percentage of Premium 10.7% 21.9% 21.6% 24.0% 32.1% 28.0% 27.3% 35.0% 36.3% 34.6% 38.7% 49.2% 56.6% 60.3% 66.7% 2013 2014 2015 2016 2017 21.6% 44.1% 31.9% 27.5% 53.5% 71.6% PRA Industry

Source: A.M. Best Aggregates and Averages for Each Line of Business (1991-2017) ProAssurance Outperforms in Insurance Average Combined Ratio 103.8% 101.4% 99.2% 106.5% 92.4% 100.6% 87.2% 67.4% 76.6% 88.3% 70.7% 80.0% 1991-2017 10-Year 2008-2017 5-Year 2013-2017 Overall P&C Overall HCPL PRA - MPL Only PRA - All Lines

Source: 1991-2016 A.M. Best Aggregates and Averages, Medical Malpractice Lines of Business. Policyholder Dividends Included. ProAssurance Outperforms in HCPL ProAssurance consistently outperforms in a volatile line of business Calendar Year Combined Ratio 1991 - 2017 Avg Since Inception 1991-2017 10 Yr Avg 2008-2017 5 Yr Avg 2013-2017 40% 60% 80% 100% 120% 140% 160% 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 ProAssurance HCPL HCPL P&C 87.2% 107.1% PRA HCPL 76.6% 101.9% PRA HCPL 67.4% 93.9% PRA HCPL

Segment Strategic Review Specialty P&C, June 2019

New Market Conditions Emerging Greater uncertainty in the market creates an environment where ProAssurance outperforms due to superior financial strength and operational expertise Perceived trends have led two commercial carriers to exit all or part of their healthcare professional liability business The state of Iowa has banned one price-focused healthcare professional liability insurer from selling new policies or renewing existing policies due to poor financial condition. Downgrades from A. M. Best on two smaller mutual companies signal growing concern over financial strength after years of 100+ combined ratios At least one larger mutual is already on a negative watch With severity a growing concern, smaller companies may have to make a choice between maintaining ratings or maintaining market share ProAssurance has achieved consistently higher pricing and strong retention as the market changes

New Market Conditions Emerging Data Source: TransRe Unmistakable trend to higher severity evident in the broader industry Not evident in ProAssurance paid losses Prompting greater conservatism in ProAssurance reserves on larger risks where deeper pockets may have been created by consolidation Greater conservatism also translates into higher current year loss picks Four consecutive years of increases in number of $10M+ and $25M+ verdicts Higher severity has invariably led to higher frequency which contributes to a cycle turn in healthcare professional liability 11 9 8 11 5 8 13 8 7 3 6 9 11 4 7 8 13 17 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 2018 Verdicts At or Above $25 Million Exceeded the Levels of the Last Crisis 23 30 34 23 20 28 29 31 29 20 21 33 35 18 26 30 38 44 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 2018 Verdicts At or Above $10 Million Were the Highest This Century

Mega Verdicts at Record Highs in 2018 Data Source: TransRe 0 5 10 15 20 25 30 35 40 45 50 02 04 06 08 10 12 14 16 18 $ Millions Year Largest (10 th /25 th /50 th ) Verdicts, 2001 - 2018 10th 25th 50th

How Healthcare Costs Will Force Changes in Our Market

ProAssurance.

Healthcare

Cost control remains the *real* driver of change in the delivery of care

Care being pushed down to lower cost providers

Current spending levels are unsustainable

The Affordable Care Act is a sideshow that does not address rising costs

No perfect model for healthcare delivery has emerged

- The question is cost vs. care—we can deliver more care than we can afford
  - Restructuring is producing profound changes in healthcare
- The U.S. spends a almost 18% of GDP on healthcare and the percentage is increasing

US Healthcare Spending as a Percent of GDP, 1970-2016



18%
17%
16%
15%
14%
13%
12%
11%
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
1970
1975
1980
1985
1990
1995
2000
2005
2010
2015
17.9% of GDP in 2016
Expected to reach ~20% of GDP by 2025

http://data.worldbank.org/indicator/SH.XPD.TOTL.ZS

Source: Kaiser Family Foundation analysis of National Health Expenditure (NHE) data from Centers for Medicare and Medicaid Services. Office of the Actuary. National Health Statistics Group.

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We Are Approaching a Tipping Point Average Annual Healthcare Spending per Working Household Includes Out-of-Pocket Expenses and Insurance Premiums Median Compensation (Wages + Health Benefits) $68,600 $105,800 $149,000 Health Spending as a Percentage of Compensation 13.4% 24.4% 33.9% $9,200 $ 25,800 $50,500 2002 2016 2030 4.9% Per U.S. Office of Actuary

How Healthcare Costs Will Force Changes in Our Market Adapted from HBR: The Strategy that Will Fix Healthcare Greater reliance on a value-based payment system Providers shouldering more of the risk of costs Drives the need for efficiency in order to optimize limited resources Changing models of reimbursement Greater reliance on technology Increasing focus on efficiency to maximize care-per-spend OVERARCHING TRENDS Larger groups/systems will have more leverage with payers Financial pressures are eliminating small groups and solo practitioners Patients will be forced to make choices as they shoulder more costs Payment for Volume (Fee-for-Service) Payment for Value & Outcome (Value-Based Care) Provider Centric Patient Centric Physician/Specialty-Driven Coordination of Care

Strategy Update: Traditional Practices are Fading More physicians than ever are employees The fork in the road for traditional HCPL companies Their core markets are disappearing and they do not have the financial size and capability to insure large, more complex risks Source: 2018 Physicians Foundation Survey of America’s Physicians, and prior editions The HCPL Industry Traditional practices are fading Excess capital is being used to try to maintain market share at the expense of a sustainable future Capital & geographic constraints challenge many small insurers Few companies are able to respond to new coverage demands from emerging delivery models 62% 49% 35% 33% 31% 35% 44% 53% 58% 49% 3% 8% 13% 9% 20% 2008 2012 2014 2016 2018 Small Group & Solo Practices Employed Physicians Other

ProAssurance is Positioned to Succeed in HCPL

ProAssurance. Treated Fairly

Emerging Issues in Healthcare

- Consolidation of providers into larger groups or within facilities/systems
- Evolution of new delivery systems to address cost pressures
- Multi-state expansion to achieve scale

Challenges for HCPL Insurers

- Broker-driven purchasing requires new approaches to the market
- Larger balance sheets required to respond to greater financial risk
- Multi-state risks require broad scope
- Evolving risk profiles require flexible coverage options and alternative markets presence

ProAssurance Responds with Strategies & Solutions

- Broker outreach and National Healthcare Team are driving higher submissions.
- Chosen by a large multi-state risk—single largest premium in PRA history (Q2 2016)
- Access to international markets through Lloyd's syndicates
- Partnerships such as Certitude with Ascension Health ($229 million in Ascension-related DPW since inception, $170 million in Certitude-only DPW)
- Alternative market expertise through Inova® captives, E&S capabilities and a dedicated risk retention group
- Sophisticated Work Comp solution creates a solid competitive advantage

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ProAssurance is Positioned to Succeed in HCPL ProAssurance has the right combination of geographic scope, broad experience, and financial strength for success in the new world of healthcare liability Size & Scope of Top HCPL Writers SNL 2017 Statutory Data, >50% HCPL, Direct Written Premiums >$80 million Berkshire Hathaway (Specialty MPL Carriers Only) $1.27B $4.9B

ProAssurance is Positioned to Succeed in HCPL Our long-term focus on financial strength and protecting our balance sheet is central to our overall strategy and success We have proven our ability to thrive across insurance cycles We have an unmatched combination of financial strength and deep experience ProAssurance has always evolved ahead of the curve We have built the platform that allows us to serve the broad spectrum of healthcare Prudently leveraging our success and experience with the addition of specialized expertise Broad capabilities to meet evolving demands in professional liability Eastern, Medmarc, PICA & Mid-Continent Traditional HCPL companies deepen our capabilities

Strategy Update: Successes in the Evolving Market

ProAssurance.

- The Certitude^{tm} program in partnership with Ascension Health
  - Shared risk through quota share participation by Ascension's captive on first $1M
  - ~**2,433** insured physicians
  - ~**$6.9** mln Certitude direct premium in Q1 2019
    - $31.3 mln for the year-ended 12/31/18
  - Active in AL, D.C., FL, IL, IN, KS, MD, MI, NY, OK, PA, TN, TX, and WI
  - $42.0 mln inforce gross written premium from Ascension-related risks in Q1 2019 (3/31/19)
- CAPAssurance
  - Partnered with California-based CAP-MPT
  - Risk sharing by CAP through variable quota share participation on first $1 mln
  - ~$12.7 mln of gross written premium (3/31/19)


CERTITUDE™
by ASCENSION
States with Active Certitude Programs
Non-Certitude States where Ascension Health Ministries are based*
States with Active CAPAssurance Policies

*http://ascension.org/our-work/ascension-health/sites-of-care

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Addressing a Wide Spectrum of Risk Appetites Traditional Policies Primarily agent-sold or direct Remains the majority of our business Proven performance supports discipline pricing Transitional Risk sharing/high deductible programs control cost and build “sticky” business Risk purchasing groups target specific specialties or program business Joint physician/hospital policies (ProControl®) address unique risk tolerance and claims expectations of each class of insured Alternative Risk Captive insurance programs allow large, sophisticated healthcare and workers’ compensation customers to control their own insurance programs Two joint healthcare professional and workers’ compensation programs are already in place Eastern Re brings proven experience and expertise in establishing and operating captives through segregated cells Coordinated sales & marketing efforts target insureds in these classes for additional products and services

Emerging Strategic Opportunities ProAssurance Risk Solutions sm Proven expertise to address complex risk financing challenges in both healthcare and workers’ compensation Run-off liabilities in M&A transactions Assumption of existing reserve liabilities for large organizations seeking to repurpose capital resources Specialized self-insurance plans Offers financial flexibility through more efficient securitization/collateralization of self-funded risks ProAssurance Complex Medicine Program for larger entities with self-insured retentions allows us to participate in markets we have not previously addressed Proprietary analytics provides advanced underwriting & pricing capabilities in conjunction with Pro-Praxis, an underwriting agency capitalized by Cooper Gay

Leveraging Existing Expertise in New Ways Syndicate 1729 at Lloyds Our 61% participation provides potential access to international medical professional liability opportunities Increases flexibility for ProAssurance when working with complex risks Primary and excess business can be written We expect to leverage Medmarc’s expertise in the future to underwrite international medical technology and life sciences risks Medmarc Larger healthcare organizations present greater opportunities to insure activities focused on device and drug development Provides ProAssurance and our distribution partners with additional capabilities at the complex end of the healthcare delivery continuum Increasing globalization of testing and development efforts are a natural fit with Lloyd’s Syndicate 1729 Segregated Portfolio Cell Reinsurance Allows any organization to control their own risk High ROE product with significant retention ProAssurance Mid-Continent Underwriters Focuses on ancillary healthcare market which is exploding as care is being pushed down to lower cost providers

Segment Highlights Workers’ Compensation, June 2019

Workers’ Compensation Insurance Financial Highlights (3/31/19) Three Months Ended Twelve Months Ended March 31 2019 2018 2018 2017 Gross Premiums Written $ 89.4 $ 91.7 $ 293.2 $ 264.0 Net Premiums Earned $ 45.9 $ 42.7 $ 186.1 $ 163.3 Total Revenues $ 46.7 $ 43.6 $ 188.5 $ 165.4 Net Losses & Loss Adjustment Expenses $ 30.4 $ 27.8 $ 118.5 $ 102.2 Underwriting, Policy Acquisition & Operating Expenses $ 14.2 $ 13.0 $ 55.7 $ 52.6 Segment Operating Results $ 2.0 $ 2.7 $ 14.3 $ 10.6 Current Accident Year Net Loss Ratio 68.2% 66.1% 68.0% 66.1% Effect of Prior Accident Year Reserve Development (1.9%) (0.9%) (4.3%) (3.5%) Net Loss Ratio 66.3% 65.2% 63.7% 62.6% Underwriting Expense Ratio 30.9% 30.5% 29.9% 32.2% Combined Ratio 97.2% 95.7% 93.6% 94.8% In millions, except ratios

Broad Workers’ Compensation Product Spectrum Traditional Markets Guaranteed Cost Policies Loss-Sensitive Dividend Plans Deductible Plans Retrospective Rating Plans ParallelPay–“Pay as you Go” Eastern Specialty Risk (high hazard) TPA Services Claims Administration and Risk Management Traditional Business Only $54.8 mln Gross Written Premium in Q1 2019 11,077 active policies as of 3/31/2019 Guaranteed Cost 78.0% Policyholder Dividend 13.1% Deductible Plans 4.1% Retrospective Rating 1.4% Assumed , 3.2% EPLI 0.1%

Workers’ Compensation Business Profile & Overview Eastern Alliance Insurance Group Best-in-Class Claims, Risk Management and Underwriting Business Model Broad Product Spectrum 43 State/DC Licenses – Core Operations in 19 States Select Agency Partnerships 378 Contracts / 915 Locations Southeast Region Charlotte, NC Richmond, VA Gulf South Region Madison, MS Nashville, TN Austin, TX Midwest Region Indianapolis, IN Grandville, MI Mid-Atlantic Region Lancaster, PA Wexford, PA Offices Licensed and actively seeking business Licensed, accepting ancillary “border” business Eastern Re (Cayman) New England Region Auburn, ME

Opportunities in Workers’ Compensation 3/31/19 Subject to Rounding $7.5 million in new business written in Q1 2019 Traditional: $6.4 million Alternative Market: $1.1 Launched Eastern Specialty Risk in 2017 High Hazard product offering Construction, Forestry, and Transportation markets $1.5 million written in Q1 2019 $8.2 million written in 2018 High potential for opportunistic growth in markets outside of PA Continued growth from Great Falls renewal rights transaction Now fully integrated into Eastern’s operations Solid renewal retention and new business generation in New England Added approximately $800,000 of new business in Q1 2019 $15 million of direct premiums written in 2018 PA 45.5% IN , 9.5% DE , 5.1% NJ 4.8% NC 4.4% ME 4.0% GA 3.7% SC 3.5% NH 3.1% TN 2.6% VA 2.4% MS 2.4% MI 2.3% LA 1.8% AL 1.3% Other 2.2% Traditional Business Premium Distribution

Diversified Book of Business – Traditional Markets Top 10 Classes of Business by Payroll Exposure as of March 31, 2019 Healthcare Related Non-Healthcare Wide diversification by class code and market segment 11,077 active policies in Traditional Programs Over 600 class codes actively written Physicians & Dentists 10% Hospitals , 4% Clerical / Office 15% Colleges / Schools 11% Auto Dealers 4% Outside Sales 4% Restaurants 4% Fast Food 2% Banks 2% Auto Service Centers 2% Traditional Business

Healthcare as a Percentage of Traditional Workers’ Compensation Writings Gross Premiums Written YTD at 3/31/19 Significant Healthcare Profile – Traditional Markets 2018 Healthcare premiums decreased 3% vs. 2018 $ = DPW in millions Non - Healthcare 74% Healthcare 26% $14.2 $14.6 2019 2018 Healthcare Premiums

*2018 ratios include Workers’ Compensation Insurance segment only. Consistent Profitability in Workers' Comp Historical Combined Ratio Average 89.5% 2006 – Q1 2019 79.1% 65.6% 80.2% 87.7% 96.0% 89.7% 91.8% 93.0% 96.0% 95.9% 95.5% 91.1% 93.6% 97.2% 92.7% 94.3% 93.7% 89.1% 93.1% 96.7% 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q1 '19 GAAP GAAP (excluding fair value adjustments, intangible asset amortization, transaction-related and other one-time charges)

Source: 1996-2017 A.M. Best Aggregates and Averages, Workers’ Compensation. Policyholder Dividends Included. Data is inclusive of Segregated Portfolio Cell Reinsurance results as of 12/31/2017. Eastern Outperforms in Workers’ Compensation Eastern consistently outperforms in a volatile line of business Calendar Year Combined Ratio 1996 - 2017 '96-'17 Avg 10 Yr Avg 2008-2017 5 Yr Avg 2013-2017 55% 65% 75% 85% 95% 105% 115% 125% 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 Eastern Industry P&C 90.1% 106.1% Eastern WC 92.5% 97.4% Eastern WC 90.7% 104.4% Eastern WC

Workers’ Comp Claim Closing Pattern: Traditional 3/31/2019 Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation No claims open from 2004 and earlier 55 net claims open from 2014 and prior 687 590 717 778 890 957 1,078 1,189 1,261 1,314 1,260 1,165 1,033 1,057 761 0 2 2 1 2 3 2 4 6 13 20 49 72 176 611 0 150 300 450 600 750 900 1,050 1,200 1,350 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Accident Years Closed Claims Open Claims

Segment Strategic Review Workers’ Compensation, June 2019

Strategy Update: How Eastern Differentiates Understands market dynamics and regulatory concerns Use of local knowledge that has always differentiated ProAssurance Disciplined individual account underwriting with focus on rate adequacy in rural territories Dedicated to effective claims management and returning injured workers to wellness

Eastern Specialty Risk: Higher Risk But NOT High Risk Business Overview Focusing on the next level of risk: higher hazard but not typical “high hazard” Some classes previous written by Eastern in High Modification programs $1.5 million in direct premiums in Q1 2019 $8.2 million in direct premiums in 2018 with continuing favorable loss trends Initial submission quantity and quality are solid, largely construction-related and regional transportation risks Business profile aligns with expected growth in payroll/premium in the US, especially in infrastructure-focused industries Broad acceptance from existing agents that have deep relationships with Eastern Many have one or two accounts with competitors and look to move those to Eastern with this option Expected Loss Profile Loss are expected to be less frequent, but more severe, although mitigated by an excellent reinsurance structure Full support of reinsurance partners Retentions remain the same as in existing business Deepens the reinsurance relationship by providing additional rate for new exposures Loss profile means higher premiums and greater margins Eastern will apply its innovative claims and risk management strategies to shorten the tail, reduce the incidence and severity of claims and enhance workplace safety

Segment Highlights Segregated Portfolio Cell Reinsurance, June 2019

Segregated Portfolio Cell Program Structure Inova Re Underwriting Claims Administration Risk Management Reinsurance Tax Audit Asset Management Services + Cell Rental Expenses + Participates in profits/losses of carefully selected cells Fee Income to ProAssurance ProAssurance/Eastern participates in select cells Individually-capitalized cells (companies) exist within the Inova Re structure. Assets of each are segregated from others Agency Group or Association Establishes/Funds A Cell Services Fronting Arrangement

Segregated Portfolio Cell Reinsurance Financial Highlights (3/31/19) Three Months Ended Twelve Months Ended March 31 2019 2018 2018 2017 Gross Premiums Written $ 36.4 $ 32.3 $ 85.1 $ 77.7 Net Premiums Earned $ 19.5 $ 17.0 $ 73.9 $ 68.2 Net Investment Income $ 0.4 $ 0.4 $ 1.6 $ 1.1 Net Realized Gains (Losses) $ 2.1 $ (0.5) $ (3.1) $ 3.9 Net Losses & Loss Adjustment Expenses $ 10.7 $ 10.0 $ 38.7 $ 37.5 Underwriting, Policy Acquisition & Operating Expenses $ 5.2 $ 5.1 $ 22.4 $ 20.7 SPC Net Operating Results $ 6.2 $ 1.9 Segregated Portfolio Cell Dividend (Expense)/Income $ (4.8) $ (1.7) $ 9.1 $ 10.6 Segment Operating Results $ 1.4 $ 0.1 $ 2.3 $ 4.5 In millions, except ratios Current Accident Year Net Loss Ratio 66.7% 67.2% 64.5% 67.4% Effect of Prior Accident Year Reserve Development (11.6%) (8.8%) (12.1%) (12.5%) Net Loss Ratio 55.1% 58.4% 52.4% 54.9% Underwriting Expense Ratio 26.8% 30.0% 30.3% 30.4% Combined Ratio 81.9% 88.4% 82.7% 85.3%

Segregated Portfolio Cell Written Premium Trends GPW in 000’s 20 year track record of growth and profitability $36.4 million in Q1 2019 vs $32.2 million in Q1 2018 2018 GWP = $84.4 million Year-over-year growth of 12.4%

Wide diversification by class code and market segment 2,617 active policies in Segregated Portfolio Cell Market programs Over 400 actively written class codes in Segregated Portfolio Cell programs Diversified Book of Business - Segregated Portfolio Cell Programs Top 10 Classes of Business by Payroll Exposure as of March 31, 2019 Healthcare Related Non-Healthcare Skilled Nursing Homes , 7% Physicians & Dentists 6% Home Healthcare 3% Social Rehab Facility 2% Retirement Community 3% Clerical / Office 14% Colleges / Schools 11% Outside Sales 5% Auto Dealers 5% Restaurants 3% Alternative Markets Business

Healthcare as a Percentage of SPCR Workers’ Compensation Writings Direct Written Premium YTD at 3/31/19 Significant Healthcare Profile – Segregated Portfolio Cell Programs 2019 Healthcare premiums grew 21.5% vs. 2018 $ = DPW in millions Non - Healthcare 54% Healthcare 46% $13.7 $10.6 2018 2017 Healthcare Premiums

Claim Closing Pattern – Segregated Portfolio Cell Programs 3/31/2019 Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation No claims open from 2009 and earlier 28 net claims open from 2015 and prior 407 422 310 326 336 385 405 503 500 573 628 659 662 647 429 0 0 0 0 0 0 1 1 1 1 8 16 32 110 329 0 100 200 300 400 500 600 700 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Accident Years Closed Claims Open Claims

Segment Strategic Review Segregated Portfolio Cell Reinsurance, June 2019

Strategy Update: How The SPC Segment Differentiates Captive insurance solutions provided through Inova Re Value-added risk management services and claims/underwriting expertise cements brand loyalty Strategic partnerships with select independent agencies that share philosophies on controlling workers’ compensation costs Segregated cell company based in Cayman Successfully driving new business opportunities for healthcare professional liability business

How Segregated Portfolio Cells Benefit ProAssurance Alternative market solutions are in high demand Fast growing sector of the Property and Casualty marketplace Segregated Portfolio Cells are a high ROE product with significant retention Low capital requirement by not assuming risk Fee-based revenue diversifies earnings that are largely based on underwriting Jointly-owned SPC’s Inova brand launched in Q1 of 2014 Unique product offering differentiates Eastern & ProAssurance HCPL / WC lines in a single SPC Leverage “mono-line” expertise for both With the uncertainty created by healthcare reform, it is more important than ever for healthcare organizations to manage “controllable” expenses Enhances agency partnerships Risk sharing (joint ownership) educates agents on principles of underwriting, risk management and claims administration

How Segregated Portfolio Cells Benefit Insureds Highly rated paper Stable Off-Shore Facility Over 30 years in operation (since 1987) Cayman Islands Monetary Authority regulation Segregated portfolio cells statutorily protected from each other Multi-State Coverage “Fully-Bundled” Approach No need for separate service agreements or providers Access to ProAssurance / Eastern Reinsurance Markets Reinsurance Program Protection Segregated portfolio cells statutorily protected from each other “Turn-key” Operation Provides simple and easy transition from start to finish Minimal start-up capitalization Flexible ownership Monthly and Annual Reporting Package Detailed monthly reporting package Quarterly actuarial reviews and financials Opportunities to Participate in Profit Dedicated Service Team Account management, underwriting, claims, risk management, marketing, accounting, premium audit

Advantages of the Cayman Islands Domicile * 3/31/19. Cayman Islands Monetary Authority: https://www.cima.ky/upimages/commonfiles/StatsbyPrimaryClassofBusiness-website_1555092047.pdf Second Largest captive domicile in the world Largest healthcare captive domicile in the world 90% of business from North America Healthcare captives represent 33% of all captives Medical professional liability is the largest primary line followed by workers’ compensation $7.2 billion in premium written* $14.1 billion in total assets under management* CIMA: Cayman Islands Monetary Authority Strong regulatory structure SPC Legislation

Segment Highlights Lloyd’s of London, June 2019

Lloyd’s Segment Financial Highlights (3/31/19) Three Months Ended Twelve Months Ended March 31 2019 2018 2018 2017 Gross Premiums Written $ 23.6 $ 12.4 $ 88.7 $ 70.2 Net Premiums Earned $ 18.6 $ 12.5 $ 67.0 $ 57.2 Total Revenues $ 19.7 $ 13.5 $ 70.3 $ 57.6 Net Losses & Loss Adjustment Expenses $ 10.9 $ 8.5 $ 51.6 $ 44.2 Underwriting, Policy Acquisition & Operating Expenses $ 8.5 $ 7.2 $ 31.7 $ 27.0 Operating Result $ 0.0 $ (2.2) $ (12.7) $ (13.0) Current Accident Year Net Loss Ratio 54.5% 70.7% 74.0% 78.7% Effect of Prior Accident Year Reserve Development 4.0% (2.7)% 2.9% (1.4%) Net Loss Ratio 58.5% 68.0% 76.9% 77.3% Underwriting Expense Ratio 45.4% 58.1% 47.3% 47.1% In millions, except ratios

Lloyd’s Syndicates Business Detail* *$ in millions and based on exchange rates at 3/31/2019 †Participation in operating results of Syndicate 1729 slightly decreased for 2019 underwriting year from 62% to 61%. Will be reflected in Lloyd's Syndicates segment results in Q2 2019 due to one quarter lag. Syndicate 1729 2019 maximum underwriting capacity: $166.8 million (2018 underwriting year) ProAssurance’s 61%† share is $101.7 million Syndicate 6131 2019 underwriting capacity: $15.6 million ProAssurance is the 100% capital provider Broad spread of risk Property is primarily US Property Insurance (Mainly US) 34% Casualty (US) 23% Catastrophe Reinsurance - XS of Loss (US) 2% Facility (US) 15% General Liability (US) 13% All Other Reinsurance (Mainly US) 3% Specialty (all other) 10%

Segment Investment Thesis & Strategic Review Lloyd’s of London, June 2019

Why Lloyd’s? Our Investment Thesis Universal distribution & licensure Particularly appealing to Medmarc with Medical Technology & Life Sciences developing and testing expands globally Westernization of international healthcare professional liability Many countries are moving towards a contingency fee tort system ProAssurance’s expertise is adaptable Opportunity to invest alongside a recognized leader in Duncan Dale Visibility into potential international expansion through investment or M&A

The Future of Our Lloyd’s Investment Review of strategic options is ongoing Immediate goal: reduce volatility in 2019 through reinsurance Likely through the use of reinsurance of our corporate member Will then allow for completion of a more fulsome review of future options Improve profitability Assess capital use and degree of participation Operational goals Refining the book of business to move beyond 2017 and 2018 significant CAT losses Mitigating risk through reinsurance Remaining disciplined and focused on core products Trimming away lower margin business Maintaining vigilance on expenses Little or no exposure to Brexit and related issues Few UK risks written

Investment Strategy & Detailed Holdings June 2019

Investment Strategy and 2019 Outlook Duration management remains paramount We will not extend duration in search of incremental yield Optimizing our allocations for better risk-adjusted returns Ensures non-correlation of returns Effective stewardship of capital ensures a position of financial strength through turbulent market cycles Ongoing analysis of holdings to ensure lasting quality and profitability Portfolio outperformance of 0.99% in 2018

$ in thousands Q1 2019 Net Investment Result 3/31/2019 3/31/2018 Change Net Investment Income Fixed maturities $ 16,151 $ 15,981 $ 170 Equities 4,823 17,198 (44) Short-term investments including Other 1,667 1,209 458 BOLI 453 449 4 Investment fees and expenses (1,730) (1,586) (144) Net investment income $ 21,364 $ 20,920 $ 444 Equity in Earnings (Loss) of Unconsolidated Subsidiaries All other investments, primarily investment fund LPs/LLCs $ 3,809 $ 7,616 $ (3,807) Tax credit partnerships (4,619) (5,976) 1,357 Equity in earnings (loss) $ (810) $ 1,640 $ (2,450) Net investment result $ 20,554 $ 22,560 $ (2,006) Fixed income is up due to higher yields from all asset classes in our fixed maturity portfolio despite ~2% lower average balances Income yield is 3.3% (3.4% tax equivalent) for 2019 and 3.2% (3.4% tax equivalent) for 2018 Excludes Lloyd’s Syndicates investment income of $1.0M for 2019 and $0.8M for 2018 and SPC Reinsurance investment income of $0.4M for 2019 and $0.4M for 2018 Excluding Capital Gains / (Losses)

ProAssurance Recent Investment Performance As of March 31, 2019. Management reporting item which is ‘tax equivalent,’ unaudited, and non GIPS, may not equal 100% due to rounding Contribution to Returns 2014-2018 / PRA vs Benchmarks 2018 2017 2016 2015 2014 % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark Core Fixed 67% 1.08% 0.75% 72% 2.33% 2.24% 72% 1.95% 1.32% 73% 1.86% 1.58% 72% 3.24% 3.04% Alternative Fixed 12% 0.09% 0.02% 11% 0.58% 0.46% 8% 0.93% 0.59% 6% -0.19% -0.14% 7% 0.25% 0.19% Tax Credits 3% 0.16% 0.03% 3% 0.09% 0.09% 4% 0.45% 0.45% 4% 0.56% 0.56% 4% 0.45% 0.45% Private Equity 3% 0.55% 0.48% 3% 0.59% 0.59% 3% 0.33% 0.33% 2% 0.07% 0.07% 1% 0.31% 0.31% Equity 9% -0.50% -0.65% 9% 0.96% 1.01% 9% 1.36% 1.13% 8% -0.15% -0.62% 9% 0.72% 0.85% Real Estate 1% 0.19% 0.09% 1% 0.07% 0.07% 1% 0.08% 0.09% 1% 0.09% 0.08% 1% 0.05% 0.04% Other 5% 0.08% -0.07% 1% 0.31% 0.25% 3% 0.03% 0.03% 6% -0.01% -0.01% 7% 0.00% 0.00% Total 1.64% 0.65% 4.95% 4.72% 5.13% 3.95% 2.23% 1.53% 5.02% 4.88% Total Portfolio Outperformance 0.99% 0.23% 1.18% 0.70% 0.14% 0% 2% 4% 6% 2018 2017 2016 2015 2014 PRA Performance Over Benchmark PRA Benchmark

3/31/19 Full portfolio disclosure on our website: investor.proassurance.com/CustomPage/Index?KeyGenPage=305596 ProAssurance Investment Profile $2.2 Billion Fixed Income Portfolio (66% of Invested Assets) $3.3 Billion Overall Portfolio Sources of Liquidity Average duration: 3.0 years Average tax-equivalent income yield: 3.4% Investment grade: 94% Weighted average: A+ Short Term (excluding cash) 9% Equities & Equity Substitutes 25% BOLI 2% Fixed Income 64% State & Muni 14% Corporate 56% Fixed - Trading 2% Asset Backed 20% Govt & Agency 7% MONTHS (Negotiated) LPs (Secondary Liquidity) 9% 30 - 90 DAYS HFs/Privates 3% SIX MONTHS BOLI 2% NOT LIQUID Statutory Deposits 2% DAILY Cash Equities Bonds 84%

3/31/19 ProAssurance Portfolio Detail: Corporate Corporates: $1.3 Billion (56% of Fixed Assets / 37% of Invested Assets) Top 20 Banks/Financials: $235 million in millions Citi $21 HSBC $9 Bank of America $19 Huntington Bank $9 Goldman Sachs $19 MUFG $8 J.P. Morgan $18 Key Banc $8 Wells Fargo $17 Simon Properties $8 Morgan Stanley $14 Alexandria REIT $7 American Express $14 Athene $7 US Bank $14 BBT $7 PNC $12 Bank of New York $6 Doctor’s Co $12 Schwab $6 Weighted Average Rating: A- Utilities/Energy 11% Non US Sovrgn & Gov't 2% Basic Materials 2% Other 4% Technology 4% Communications 6% Consumer Oriented 21% Financials 41% Industrials 9%

3/31/19 ProAssurance Portfolio Detail: Asset Backed Weighted Average Rating: “AAA” $479 Million (21% of Fixed Income / 14% of Invested Assets) RMBS 40% Corp Pass Thrus 3% Student Loans , 2% Auto , 20% Credit Cards , 10% CLOs , 4% Other , 12% CMBS , 9%

3/31/19 ProAssurance Portfolio Detail: Fixed-Trading Weighted Average Rating: “AA” $43 Million (2% of Fixed Income / 1% of Invested Assets) All Fixed Trading Securities are owned by Lloyd’s Syndicate 1729 ABS & Other 2% Consumer Oriented 14% Financial 18% Government 57% Industrial 4% Technology 2% Utilities/Energy 3%

3/31/19 ProAssurance Portfolio Detail: Municipals Municipals: $298 Million (14% of Fixed Income / 9% Invested Assets) Weighted Average Rating: AA Top 10 Municipal Holdings in millions New York, NY $10 North Carolina State Capital Improvement $10 New York State Urban Development $8 Connecticut State Housing $7 Utah State $7 Oregon State $7 Iowa State University Student Loan $6 New York City Transitional $6 New York State Dormitory Authority $6 Texas A&M University $6 General Obligation 18% Pre - refunded 11% Special Revenue 73%

3/31/19 Subject to Rounding ProAssurance Portfolio: Equities & Other Equities & Other: $903 Million (26% of Invested Assets) Common Equities 24% Private Equity 13% Hedge Funds 8% BDC Stocks 4% Private Credit/Structured Credit 9% Real Estate LP 5% MLPs 4% Convertible Bonds 3% Bond Funds 15% Inflation Focused Bond Fund 5% Tax Credits 8%

Combined Tax Credits Portfolio Detail & Projections Year Capital Contributions GAAP Income/(Loss) from Operations, Disposition & Impairment Total Credits (Source IRR Schedule) Tax Provision after Impairment Impact on Earnings 2016 $ 8,701,852 $ (24,817,214) $ 27,549,158 $ (36,235,182) $ 11,417,968 2017 $ 4,404,737 $ (20,651,723) $ 23,133,259 $ (30,361,364) $ 9,709,641 2018 $ 151,992 $ (25,437,545) $ 21,527,585 $ (26,973,557) $ 1,536,013 2019 $ 150,596 $ (20,613,346) $ 18,304,095 $ (22,632,900) $ 2,019,554 2020 $ 136,251 $ (20,689,015) $ 17,476,574 $ (21,821,267) $ 1,132,251 2021 $ 120,658 $ (15,618,414) $ 13,294,107 $ (16,573,975) $ 955,561 2022 $ 311,047 $ (8,316,265) $ 4,806,959 $ (6,553,376) $ (1,762,890) 2023 $ 51,338 $ (3,323,989) $ 170,496 $ (868,534) $ (2,455,455) 2024 $ 51,338 $ (1,080,964) $ 29,471 $ (256,473) $ (824,491) 2025 $ 41,159 $ (150,287) $ 22,111 $ (53,670) $ (96,616) 2026 $ 25,734 $ (61,897) $ 3,054 $ (16,053) $ (45,844) 2027 $ - $ - $ 79 $ (79) $ 79 2028 $ - $ - $ - $ - $ - $ 14,146,702 $ (140,760,659) $ 126,316,948 $ (162,346,430) $ 21,585,771

Forward Looking Statements Non-GAAP Measures This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors. This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks and discussions with investors. The primary Non-GAAP measure we reference is Non-GAAP operating income, a Non-GAAP financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income, we have excluded the after-tax effects of net realized investment gains or losses and guaranty fund assessments or recoupments that do not reflect normal operating results. We believe Non-GAAP operating income presents a useful view of the performance of our insurance operations, but should be considered in conjunction with net income computed in accordance with GAAP. A reconciliation of these measures to GAAP measures is available in our regular reports on Forms 10-Q and 10-K and in our latest quarterly news release, all of which are available in the Investor Relations section of our website, Investor.ProAssurance.com. IMPORTANT SAFE HARBOR & NON-GAAP NOTICES

Additional Historical Information

Income Statement Highlights (12/31/18) Strong results from a focused strategy Three Months Ended Twelve Months Ended December 31 2018 2017 2018 2017 Gross Premiums Written $ 211.7 $ 191.7 $ 957.3 $ 874.9 Net Investment Result $ 20.9 $ 25.6 $ 100.8 $ 103.7 Total Revenues $ 179.5 $ 209.1 $ 886.0 $ 866.1 Net Losses and Loss Adjustment Expenses $ (154.1) $ (105.1) $ (593.2) $ (469.2) Underwriting, Policy Acquisition & Operating Expenses $ (59.7) $ (63.6) $ (238.6) $ (235.8) Net Income (Loss) (Includes Realized Investment Gains & Losses) $ (24.5) $ 17.3 $ 47.1 $ 107.3 Non-GAAP Operating Income $ 9.7 $ 29.5 $ 79.5 $ 108.5 Non-GAAP Operating Income per Diluted Share $ 0.18 $ 0.55 $ 1.48 $ 2.02 In millions, except per share data

Corporate Segment Financial Highlights (12/31/18) Three Months Ended Twelve Months Ended December 31 2018 2017 2018 2017 Net investment income $ 22.8 $ 25.2 $ 87.0 $ 92.9 Equity in earnings (loss) of unconsolidated subsidiaries $ (3.3) $ (0.5) $ 8.9 $ 8.0 Net realized investment gains (losses) $ (42.5) $ (3.6) $ (39.9) $ 12.4 Operating expenses $ (3.4) $ (8.2) $ (18.8) $ (29.3) Interest expense $ (4.9) $ (4.4) $ (16.2) $ (16.8) Income tax expense / (benefit) $ (14.1) $ 17.0 $ (17.7) $ 21.9 Segment operating result $ (16.4) $ (7.6) $ 42.3 $ 48.1 In millions

Current Accident Year Net Loss Ratio 100.3% 93.4% 93.8% 89.9% Effect of Prior Accident Year Reserve Development (19.5%) (33.2%) (15.6%) (26.5%) Net Loss Ratio 80.8% 60.2% 78.2% 63.4% Underwriting Expense Ratio 25.2% 26.1% 22.9% 24.0% Combined Ratio 106.0% 86.3% 101.1% 87.4% Specialty P&C Financial Highlights (12/31/18) Three Months Ended Twelve Months Ended December 31 2018 2017 2018 2017 Gross Premiums Written $ 121.1 $ 121.3 $ 577.2 $ 549.3 Net Premiums Earned $ 113.4 $ 112.5 $ 491.8 $ 449.8 Total Revenues $ 115.3 $ 114.3 $ 497.6 $ 455.5 Net Losses & Loss Adjustment Expenses $ 91.7 $ 67.7 $ 384.4 $ 285.3 Underwriting, Policy Acquisition & Operating Expenses $ 28.6 $ 29.4 $ 112.4 $ 108.0 Segregated Portfolio Cell Dividend (Income)/Expense $ - $ - $ - $ 5.2 Segment Operating Result $ (4.9) $ 17.2 $ 0.8 $ 57.1 In millions, except ratios

Workers’ Compensation Financial Highlights (12/31/18) Three Months Ended Twelve Months Ended December 31 2018 2017 2018 2017 Gross Premiums Written $ 65.0 $ 60.3 $ 293.2 $ 264.0 Net Premiums Earned $ 50.8 $ 41.1 $ 186.1 $ 163.3 Total Revenues $ 51.4 $ 41.4 $ 188.5 $ 165.4 Net Losses & Loss Adjustment Expenses $ 30.7 $ 22.7 $ 118.5 $ 102.2 Underwriting, Policy Acquisition & Operating Expenses $ 14.1 $ 13.7 $ 55.7 $ 52.6 Segment Operating Results $ 6.6 $ 5.1 $ 14.3 $ 10.6 Current Accident Year Net Loss Ratio 68.0% 66.5% 68.0% 66.1% Effect of Prior Accident Year Reserve Development (7.6%) (11.2%) (4.3%) (3.5%) Net Loss Ratio 60.4% 55.3% 63.7% 62.6% Underwriting Expense Ratio 27.8% 33.3% 29.9% 32.2% Combined Ratio 88.2% 88.6% 93.6% 94.8% In millions, except ratios

Segregated Portfolio Cell Reinsurance Financial Highlights (12/31/18) Three Months Ended Twelve Months Ended December 31 2018 2017 2018 2017 Gross Premiums Written $ 16.8 $ 16.2 $ 85.1 $ 77.7 Net Premiums Earned $ 19.7 $ 17.5 $ 73.9 $ 68.2 Net Investment Income $ 0.5 $ 0.3 $ 1.6 $ 1.1 Net Realized Gains (Losses) $ (3.6) $ 1.2 $ (3.1) $ 3.9 Net Losses & Loss Adjustment Expenses $ 11.2 $ 11.1 $ 38.7 $ 37.5 Underwriting, Policy Acquisition & Operating Expenses $ 6.4 $ 5.5 $ 22.4 $ 20.7 Segregated Portfolio Cell Dividend (Income)/Expense $ (0.7) $ 1.7 $ 9.1 $ 10.6 Segment Operating Results $ (0.3) $ 0.7 $ 2.3 $ 4.5 In millions, except ratios Current Accident Year Net Loss Ratio 60.3% 75.4% 64.5% 67.4% Effect of Prior Accident Year Reserve Development (3.6%) (11.9%) (12.1%) (12.5%) Net Loss Ratio 56.7% 63.5% 52.4% 54.9% Underwriting Expense Ratio 32.3% 31.5% 30.3% 30.4% Combined Ratio 89.0% 95.0% 82.7% 85.3%

Lloyd’s Segment Financial Highlights (12/31/18) Three Months Ended Twelve Months Ended December 31 2018 2017 2018 2017 Gross Premiums Written $ 25.8 $ 13.2 $ 88.7 $ 70.2 Net Premiums Earned $ 18.1 $ 11.8 $ 67.0 $ 57.2 Total Revenues $ 19.1 $ 12.5 $ 70.3 $ 57.6 Net Losses & Loss Adjustment Expenses $ 20.5 $ 3.5 $ 51.6 $ 44.2 Underwriting, Policy Acquisition & Operating Expenses $ 7.9 $ 7.2 $ 31.7 $ 27.0 Operating Result $ (9.5) $ 1.9 $ (12.7) $ (13.0) Current Accident Year Net Loss Ratio 104.5% 31.6% 74.0% 78.7% Effect of Prior Accident Year Reserve Development 9.3% (2.0)% 2.9% (1.4%) Net Loss Ratio 113.8% 29.6% 76.9% 77.3% Underwriting Expense Ratio 44.0% 60.7% 47.3% 47.1% In millions, except ratios

$ in thousands 2018 Net Investment Result (12/31/18) 12/31/2018 12/31/2017 Change Net Investment Income Fixed maturities $ 64,523 $ 72,665 $ (8,142) Equities 21,418 17,198 4,220 Short-term investments including Other 5,351 7,643 (2,292) BOLI 1,983 1,979 4 Investment fees and expenses (6,315) (6,618) 303 Net investment income $ 86,960 $ 92,867 $ (5,907) Equity in Earnings (Loss) of Unconsolidated Subsidiaries All other investments, primarily investment fund LPs/LLCs $ 33,270 $ 28,685 $ 4,585 Tax credit partnerships (24,322) (20,652) (3,670) Equity in earnings (loss) $ 8,948 $ 8,033 $ 915 Net investment result $ 95,908 $ 100,900 $ (4,992) Fixed income is down due to ~16% lower average balances primarily due to sale of municipals Income yield is 3.3% (3.4% tax equivalent) for 2018 and 3.1% (3.5% tax equivalent) for 2017 Excludes Lloyd’s Syndicates investment income of $3.4M for 2018 and $1.7M for 2017, and Segregated Portfolio Cells Reinsurance income of $1.6 million for 2018 and $1.1 million for 2017. Excluding Capital Gains / (Losses)